UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2011

IPC THE HOSPITALIST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617

North Hollywood, California

(Address of principal executive offices including Zip Code)

(888) 447-2362

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2011, IPC The Hospitalist Company, Inc. (the “Company”) entered into a new five-year secured revolving credit facility of $75 million with Wells Fargo Bank, National Association (“Wells Fargo”) and Comerica Bank, as lenders. The secured credit agreement provides for a $75 million revolving credit facility maturing on August 4, 2016 and contains an “accordion” feature that allows an increase of $25 million to the facility with lender approval.

Interest rate options for each borrowing under the revolving credit facility, to be selected by the Company at the time of each borrowing, include LIBOR plus a margin of either 0.75% or 1.25% based on a leverage ratio, or the lender’s prime rate.

Under the credit agreement, the Company is required to comply with certain covenants, which include financial covenants providing for a maximum leverage ratio and a minimum earnings requirement based on earnings before interest, taxes, depreciation and amortization for the four fiscal quarters ending as of the last day of any fiscal quarter.

Upon the occurrence of certain events of default under the credit agreement, the lenders may cease making loans, terminate their commitments thereunder, and declare all amounts outstanding to be immediately due and payable. The credit agreement specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, the failure to make timely principal and interest payments or to satisfy the covenants, including the financial covenants described above.

All obligations under the credit agreement are guaranteed by the Company’s subsidiaries and affiliated professional medical corporations and limited liability companies, and is secured by substantially all of the tangible and intangible assets of the Company and such guarantors.

Wells Fargo serves as administrative agent, L/C Issuer and swing line lender under the credit agreement, and Wells Fargo Securities, LLC serves as lead arranger and sole bookrunner.

The foregoing description of the credit agreement is qualified in its entirety by reference to the complete terms and conditions of the credit agreement, security agreement and guaranty agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the credit agreement, on August 4, 2011, the Company terminated its existing Second Amended and Restated Loan and Security Agreement with Comerica Bank, dated as of August 31, 2005. At the time the credit facility with Comerica Bank was terminated, there were no outstanding borrowings thereunder.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On August 8, 2011, the Company issued a press release titled “IPC The Hospitalist Company Enters Into a New Five-Year $75 Million Credit Agreement.” A copy of the press release is attached hereto as Exhibit 99.1.

Exhibit 99.1 attached hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (The “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC THE HOSPITALIST COMPANY, INC.

Date: August 9, 2011	By:	/s/ ADAM D. SINGER, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of August 4, 2011, by and among IPC The Hospitalist Company, Inc., the lenders named herein, and Wells Fargo Bank, National Association, as Administrative Agent, L/C Issuer, Swing Line Lender, and Wells Fargo Securities, LLC as Lead Arranger and Sole Bookrunner.

10.2	Security Agreement by IPC The Hospitalist Company, Inc. (and each of the other Affiliates or Subsidiaries in favor of Wells Fargo Bank, National Association.

10.3	Guaranty Agreement dated as of August 4, 2011, by IPC The Hospitalist Company, Inc. (and each of the other Affiliates or Subsidiaries in favor of Wells Fargo Bank, National Association.

99.1	Press release dated August 8, 2011.

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